UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 01, 2023

ARKO Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39828	85-2784337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Parkway Suite 400
Richmond, Virginia		23227-1150
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARKO	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information with respect to the Registration Rights Agreement (as defined in Item 2.01 of this Current Report on Form 8-K) contained in Item 2.01 of this Current Report on Form 8-K, including Exhibit 10.1 filed herewith, is incorporated by reference in this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 1, 2023 (the “Closing Date”), GPM Investments, LLC, a Delaware limited liability company (“GPM”) and a subsidiary of ARKO Corp., a Delaware corporation (“ARKO”) and certain of GPM’s subsidiaries, including GPM Petroleum, LLC, a Delaware limited liability company (such subsidiaries, together with GPM, “Buyer”), completed their previously reported acquisition of certain assets of Transit Energy Group, LLC, a Delaware limited liability company (“Transit”), and certain of its affiliated entities (together with Transit, “Seller”) pursuant to the Asset Purchase Agreement entered into by and between Buyer and Seller on September 9, 2022, as amended (the “Purchase Agreement”). On the Closing Date, Buyer purchased and assumed, and Seller sold and assigned, subject to certain exceptions, the assets and certain liabilities comprising Seller’s business (the “Acquired Business”), including (i) approximately 135 company-operated convenience stores and gas stations, (ii) fuel supply rights to approximately 190 independent dealer locations, (iii) a commercial, government and industrial business, including certain bulk plants, and (iv) certain distribution and transportation assets.

The purchase price was approximately $370 million, as adjusted in accordance with the terms of the Purchase Agreement, plus the value of inventory on the Closing Date (the “Purchase Price”). As previously reported, a portion of the Purchase Price is deferred. On each of the first two anniversaries of the Closing Date, Buyer will pay Seller an amount equal to $25.0 million (each an “Installment Payment”), which Buyer may elect to pay either in cash or, subject to the satisfaction of certain conditions, shares of ARKO’s common stock, $0.0001 par value per share (the “Installment Shares”). Pursuant to the Purchase Agreement, on the Closing Date, ARKO and Transit entered into a registration rights agreement, pursuant to which ARKO agreed to prepare and file a registration statement (the “Registration Rights Agreement”), with the Securities and Exchange Commission, registering the Installment Shares, if any, for resale by Transit.

ARKO financed from its own sources approximately $90 million of the non-deferred Purchase Price including the value of inventory and other closing adjustments, with the balance being paid directly by Oak Street Real Estate Capital Net Lease Property Fund, LP (“Oak Street”) in accordance with ARKO’s previously disclosed standby real estate purchase, designation and lease program agreement, by and between Oak Street and GPM. Under this arrangement, Oak Street or its affiliates acquired the fee simple ownership in 104 sites of the Acquired Business, which GPM or its affiliates will lease from Oak Street.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which ARKO previously filed as Exhibit 2.1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2022. The foregoing description of the Registration Rights Agreement is only a summary and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 2.01.

Item 7.01 Regulation FD Disclosure.

On March 2, 2023, ARKO issued a press release with respect to the matters described in Item 2.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements of the Acquired Business acquired that are required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description
10.1	Registration Rights Agreement, dated March 1, 2023, by and between ARKO Corp. and Transit Energy Group, LLC
99.1	Press Release issued by ARKO Corp. on March 2, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKO Corp.

Date:	March 2, 2023	By:	/s/ Arie Kotler
Arie Kotler Chairman, President and Chief Executive Officer